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                                   EXHIBIT 2


                                                 THE [LOGO]
                                                 HARTFORD



April 10, 1997                                   Lynda Godkin
                                                 General Counsel & Secretary
                                                 Law Department
Board of Directors
ITT Hartford Life and Annuity Insurance Company
200 Hopmeadow Street
Simsbury, CT  06089

RE: ICMG REGISTERED VARIABLE LIFE SEPARATE ACCOUNT ONE
    ITT HARTFORD LIFE  AND ANNUITY INSURANCE COMPANY
    FILE NO. 33-63731

Dear Sir/Madam:

I have acted as General Counsel to ITT Hartford Life and Annuity Insurance Company (the "Company"), a Connecticut insurance company, and ITT Hartford Life and Annuity Insurance Company Separate Account VL I (the "Account") in connection with the registration of an indefinite amount of securities in the form of a flexible premium variable life insurance policy (the "Policy") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined such documents (including the Form S-6 Registration Statement) and reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Connecticut and is duly authorized by the Insurance Department of the State of Connecticut to issue the Policy.

2. The Account is a duly authorized and validly existing separate account established pursuant to the provisions of Section 38a-433 of the Connecticut Statutes.

3. To the extent so provided under the Policy, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

                                                 Hartford Life
                                                 Insurance Companies
                                                 200 Hopmeadow Street
                                                 Simsbury, CT 06089
                                                 860 843 3153
                                                 860 843 8665 Fax

                                                 Mailing Address: P.O. Box 2999
                                                 Hartford, CT  06104-2999


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Board of Directors
ITT Hartford Life and Annuity Insurance Company
April 10, 1997
Page 2


4. The Policy, when issued as contemplated by the Form S-6 Registration Statement, will constitute legal, validly issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Form S-6 Registration Statement for the Policy and the Account.

Sincerely,

/s/ Lynda Godkin

Lynda Godkin